As filed with the Securities and Exchange Commission on July 20, 2011
Registration No. 333-64680

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2 ON
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL DIVERSIFIED INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1520	95-4741485
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1200 Airport Drive, Chowchilla, California 93610
(559) 665-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Phillip Hamilton
Chairman & Chief Executive Officer
Global Diversified Industries, Inc.
1200 Airport Drive
Chowchilla, California 93610
(559) 665-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John T. Bradley, Esq.
Ryan Chavez, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
(714) 641-5100

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE:  Not applicable.

DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the registration statement, effective as of the date and time that this post-effective amendment no. 1 is declared effective, the registrant hereby deregisters such shares of its common stock that were registered on the registration statement (333-64680) but were not sold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chowchilla, State of California, on July 20, 2011.

GLOBAL DIVERSIFIED INDUSTRIES, INC.

By:	/S/ PHILLIP HAMILTON
Phillip Hamilton
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/S/ PHILLIP HAMILTON Phillip Hamilton	Chairman, Chief Executive Officer (principal executive officer), President and Director	July 20, 2011

/S/ ADAM DEBARD Adam DeBard	Chief Operating Officer, Secretary, Treasurer (principal accounting and financial officer), and Director	July 20, 2011